Diversified Healthcare Trust Third Quarter 2023 Financial Results and Supplemental Information Exhibit 99.2 November 1, 2023 Calusa Harbour 2525 First Street Fort Myers, FL

Table of Contents

FINANCIAL RESULTS	Diversified Healthcare Trust Announces Third Quarter 2023 Financial Results	3
	Third Quarter 2023 Highlights	4
	Strategic Business and Financial Plan Update	5
	Third Quarter 2023 Results	6
FINANCIALS	Key Financial Data	7
	Condensed Consolidated Balance Sheets	8
	Condensed Consolidated Statements of Income (Loss)	9
	Condensed Consolidated Statements of Income (Loss) (Additional Data)	10
DEBT AND LEVERAGE	Debt Summary	11
	Debt Maturity Schedule	12
	Leverage Ratios, Coverage Ratios and Public Debt Covenants	13
INVESTMENTS	Summary of Capital Expenditures	14
	Redevelopment Information	15
	Property Acquisitions / Dispositions Information Since January 1, 2023	16
	Investments in Unconsolidated Joint Ventures	17
PORTFOLIO INFORMATION	Portfolio Summary by Geographic Diversification and Property Type	19
	Portfolio Summary	20
	SHOP Units by Operator	21
	Office Portfolio and Same Property - Results of Operations	22
	SHOP Segment and Same Property - Results of Operations	25
	SHOP Segment - Five Star and Other Operator Managed Communities Results of Operations	26
	Portfolio Leasing Summary	27
	Tenants Representing 1% or More of Total Annualized Rental Income	28
	Office Portfolio Lease Expiration Schedule	29
	Non-Segment Lease Expiration Schedule	30
APPENDIX	Company Profile and Research Coverage	31
	Governance Information	32
	Non-GAAP Financial Measures and Certain Definitions	33
	Calculation and Reconciliation of NOI and Cash Basis NOI	37
	NOI and Cash Basis NOI	38
	Same Property NOI and Cash Basis NOI	39
	Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment	40
	Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre	44
	Calculation and Reconciliation of FFO and Normalized FFO	45
WARNING CONCERNING FORWARD-LOOKING STATEMENTS		46

DIVERSIFIED HEALTHCARE TRUST

DHC
Nasdaq Listed

Trading Symbols:
Common Shares: DHC
Senior Unsecured Notes due 2042: DHCNI
Senior Unsecured Notes due 2046: DHCNL

Investor Relations Contact:
Melissa McCarthy, Manager
(617) 796-8234
ir@dhcreit.com

Corporate Headquarters:
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634

All amounts in this presentation are unaudited.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

Q3 2023 2

Q3 2023 3 "During the third quarter, our normalized FFO increased by $22.5 million over the prior year, driven by improved SHOP operations, including a 13.2% revenue increase, a 370 basis-point occupancy increase to 78.4%, and a 7.0% increase in average monthly rate. While the SHOP recovery remains uneven and pressured by higher operating expenses, our operators continue to achieve rental rate growth and occupancy gains above the industry benchmark for comparable properties year over year. Our Office Portfolio remained resilient, with strong leasing demand for our portfolio of high-quality assets, evidenced by a 14.8% roll-up in rents, and we ended the quarter at 93.0% leased on a same property basis. In late September, following the termination of our merger agreement with OPI, we engaged B. Riley Securities as a financial advisor to evaluate our options to address our capital needs, including upcoming debt maturities. In addition, we are engaging in discussions with our bank group to extend our credit facility maturity date. Finally, in addition to deferring redevelopment capital, we have initiated the disposition process for a number of assets in each of our operating segments to provide liquidity for us to execute on our business plan." Jennifer Francis, President and Chief Executive Officer Diversified Healthcare Trust Announces Third Quarter 2023 Financial Results RETURN TO TABLE OF CONTENTS Newton, MA (November 1, 2023): Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended September 30, 2023. Dividend DHC has declared a quarterly dividend on its common shares of $0.01 per share to shareholders of record as of the close of business on October 23, 2023. This dividend will be paid on or about November 16, 2023. Conference Call A conference call to discuss DHC's third quarter 2023 financial results will be held on Thursday, November 2, 2023 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-4297 or (412) 317-5435 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 1101189. A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, at www.dhcreit.com. The archived webcast will be available for replay on DHC's website after the call. The transcription, recording and retransmission in any way of DHC's third quarter conference call are strictly prohibited without the prior written consent of DHC. About Diversified Healthcare Trust DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of September 30, 2023, DHC’s approximately $7.2 billion portfolio included 376 properties in 36 states and Washington, D.C., occupied by approximately 500 tenants, and totaling approximately 9 million square feet of life science and medical office properties and more than 27,000 senior living units. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $36 billion in assets under management as of September 30, 2023 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. For more information, visit www.dhcreit.com.

Q3 2023 4 Financial Results Third Quarter 2023 Highlights RETURN TO TABLE OF CONTENTS Operating Update Financing Activities and Liquidity • Net loss of $65.8 million, or $0.28 per share. • Normalized FFO of $8.3 million, or $0.03 per share. • Leased 289,124 square feet in DHC's Office Portfolio at weighted average rents that were 14.8% higher than prior rents for the same space. • SHOP occupancy increased 370 basis points to 78.4% and average monthly rates increased by 7.0% year over year, resulting in a 13.2% increase in SHOP revenues. • As of September 30, 2023, DHC had approximately $279.1 million of cash and cash equivalents and restricted cash. • DHC has concluded that there is substantial doubt about its ability to continue as a going concern for at least one year from the date of issuance of DHC's financial statements, or November 1, 2023. For further information, please refer to Note 1 to DHC's consolidated financial statements included in Part I, Item 1 of DHC's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission, or the SEC. Same Property Cash Basis NOI For the Three Months Ended (dollars in thousands) September 30, 2023 June 30, 2023 Change September 30, 2022 Change Office Portfolio $ 27,619 $ 29,494 (6.4) % $ 28,373 (2.7) % SHOP $ 20,976 $ 22,961 (8.6) % $ (1,796) 1,267.9 % Consolidated $ 56,205 $ 59,842 (6.1) % $ 34,155 64.6%

Q3 2023 5 Engagement of B. Riley Securities Strategic Business and Financial Plan Update RETURN TO TABLE OF CONTENTS Credit Facility Asset Sales • Engaged as financial advisor to help evaluate DHC's options to address its near term capital needs, including upcoming debt maturities. • Currently assessing several permissible financing options. • Added a property in Honolulu, HI to the collateral pool to cure the non-monetary default previously disclosed related to the aggregate appraised value of collateral properties that DHC is required to maintain under its credit agreement. • Currently engaging in discussions with the bank group to possibly extend the maturity date of the credit facility and to amend certain covenants to allow DHC to raise capital to repay maturing debt and fund capital expenditures in accordance with DHC's business plan. • Since January 1, 2023, DHC sold six properties for an aggregate sales price of $13,630, excluding closing costs. • DHC is in the pre-marketing stage of a disposition program, which currently includes 66 properties, as a potential way to increase liquidity to repay maturing debt and fund capital expenditures in accordance with DHC's business plan. Bylaw Amendment • DHC's bylaws have been amended to reduce the maximum percentage ownership of DHC common shares allowed to be owned from 9.8% to 5% in order to preserve its cumulative net operating losses, which can be used to offset any projected taxable gains on possible asset sales. This new ownership limitation is applicable on a prospective basis and any owner of more than 5% of DHC's common shares as of November 1, 2023 is not required to reduce their ownership to meet this requirement.

Q3 2023 6 Third Quarter 2023 Results RETURN TO TABLE OF CONTENTS For the Three Months Ended Financial Results September 30, 2023 June 30, 2023 Change September 30, 2022 Change Net loss $ (65,779) $ (72,571) 9.4% $ (81,492) 19.3 % Net loss per common share $ (0.28) $ (0.30) 6.7% $ (0.34) 17.6 % Normalized FFO $ 8,346 $ 12,133 (31.2) % $ (14,167) 158.9 % Normalized FFO per common share $ 0.03 $ 0.05 (40.0) % $ (0.06) 150.0 % Adjusted EBITDAre $ 58,809 $ 62,136 (5.4) % $ 35,782 64.4 % As of and For the Three Months Ended September 30, 2023 June 30, 2023 Basis Point Change September 30, 2022 Basis Point Change Occupancy Office Portfolio 85.8% 85.8% — 85.9% (10) SHOP 78.4% 77.8% 60 74.7% 370 Same Property Occupancy Office Portfolio 93.0% 93.0% — 92.2% 80 SHOP 79.0% 78.0% 100 74.8% 420 (dollars in thousands, except per share data)

Key Financial Data

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Selected Balance Sheet Data:					
Total gross assets	$ 7,496,204	$ 7,493,885	$ 7,545,727	$ 7,830,445	$ 7,857,421
Total assets	$ 5,530,256	$ 5,585,475	$ 5,666,730	$ 6,002,093	$ 6,072,486
Total liabilities	$ 3,088,730	$ 3,076,086	$ 3,082,911	$ 3,363,482	$ 3,366,431
Total equity	$ 2,441,526	$ 2,509,389	$ 2,583,819	$ 2,638,611	$ 2,706,055
Selected Income Statement Data:					
Total revenues	$ 356,524	$ 346,219	$ 346,030	$ 336,885	$ 322,920
Net loss	$ (65,779)	$ (72,571)	$ (52,658)	$ (65,322)	$ (81,492)
NOI	$ 58,092	$ 59,991	$ 59,950	$ 51,719	$ 33,824
Adjusted EBITDAre	$ 58,809	$ 62,136	$ 62,692	$ 59,713	$ 35,782
FFO	$ 4,670	$ 6,090	$ 9,768	$ 4,463	$ (14,996)
Normalized FFO	$ 8,346	$ 12,133	$ 12,512	$ 8,138	$ (14,167)
Per Common Share Data (basic and diluted):					
Net loss	$ (0.28)	$ (0.30)	$ (0.22)	$ (0.27)	$ (0.34)
FFO	$ 0.02	$ 0.03	$ 0.04	$ 0.02	$ (0.06)
Normalized FFO	$ 0.03	$ 0.05	$ 0.05	$ 0.03	$ (0.06)
Dividends:					
Annualized dividend declared per common share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	2.1 %	1.8 %	3.0 %	6.2 %	4.0 %
Normalized FFO payout ratio	33.3 %	20.0 %	20.0 %	33.3 %	(16.7)%


Five Star Premier Residences of Pompano Beach
1371 South Ocean Boulevard
Pompano Beach, FL

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Q3 2023
7

Q3 2023 8 September 30, 2023 December 31, 2022 Assets Real estate properties: Land $ 652,707 $ 668,918 Buildings and improvements 6,114,398 6,023,625 Total real estate properties, gross 6,767,105 6,692,543 Accumulated depreciation (1,965,948) (1,828,352) Total real estate properties, net 4,801,157 4,864,191 Investments in unconsolidated joint ventures 153,744 155,477 Assets of properties held for sale 24,643 385 Cash and cash equivalents 278,122 658,065 Restricted cash 983 30,237 Acquired real estate leases and other intangible assets, net 36,605 45,351 Other assets, net 235,002 248,387 Total assets $ 5,530,256 $ 6,002,093 Liabilities and Shareholders' Equity Secured credit facility $ 450,000 $ 700,000 Senior unsecured notes, net 2,321,320 2,317,700 Secured debt and finance leases, net 13,660 30,177 Liabilities of properties held for sale 427 — Accrued interest 32,045 29,417 Other liabilities 271,278 286,188 Total liabilities 3,088,730 3,363,482 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value: 300,000,000 shares authorized, 240,457,549 and 239,694,842 shares issued and outstanding, respectively 2,405 2,397 Additional paid in capital 4,618,138 4,617,031 Cumulative net income 1,880,842 2,071,850 Cumulative distributions (4,059,859) (4,052,667) Total shareholders' equity 2,441,526 2,638,611 Total liabilities and shareholders' equity $ 5,530,256 $ 6,002,093 Condensed Consolidated Balance Sheets (dollars in thousands, except share data) Baylor Medical Plaza at Rockwall-Heath 6435 South FM 549 Heath, TX RETURN TO TABLE OF CONTENTS

Q3 2023 9 For the Three Months Ended September 30, For the Nine Months Ended September 30, 2023 2022 2023 2022 Revenues: Rental income $ 63,390 $ 63,960 $ 191,201 $ 191,767 Residents fees and services 293,134 258,960 857,572 754,914 Total revenues 356,524 322,920 1,048,773 946,681 Expenses: Property operating expenses 298,432 289,096 870,740 823,904 Depreciation and amortization 67,236 60,407 200,430 175,927 General and administrative 6,954 6,179 20,111 20,671 Acquisition and certain other transaction related costs 3,676 289 9,812 1,826 Impairment of assets 1,156 — 18,380 — Total expenses 377,454 355,971 1,119,473 1,022,328 (Loss) gain on sale of properties — (5,044) 1,233 322,064 Gains and losses on equity securities, net — (2,674) 8,126 (21,384) Interest and other income (1) 3,243 4,099 12,572 6,760 Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,293, $1,908, $6,616 and $6,698, respectively) (47,758) (46,936) (142,922) (160,042) Loss on modification or early extinguishment of debt — — (1,075) (30,043) (Loss) income before income tax expense and equity in net (losses) earnings of investees (65,445) (83,606) (192,766) 41,708 Income tax expense (189) (13) (379) (845) Equity in net (losses) earnings of investees (145) 2,127 2,137 8,685 Net (loss) income $ (65,779) $ (81,492) $ (191,008) $ 49,548 Weighted average common shares outstanding (basic and diluted) 238,892 238,344 238,722 238,231 Per common share data (basic and diluted): Net (loss) income $ (0.28) $ (0.34) $ (0.80) $ 0.21 Condensed Consolidated Statements of Income (Loss) RETURN TO TABLE OF CONTENTS (1) See footnote on the following page. (amounts in thousands, except per share data)

Q3 2023 10 For the Three Months Ended September 30, For the Nine Months Ended September 30, 2023 2022 2023 2022 Additional Data: General and administrative expenses / total assets (at end of period) 0.1% 0.1% 0.4% 0.3 % Non-cash straight line rent adjustments included in rental income $ 676 $ 2,738 $ (1,333) $ 7,193 Lease value amortization included in rental income $ (22) $ (42) $ 264 $ (204) Non-cash share based compensation $ 666 $ 472 $ 1,500 $ 1,452 Non-cash amortization included in property operating expenses $ 199 $ 199 $ 597 $ 597 Non-cash amortization included in general and administrative expenses $ 744 $ 744 $ 2,231 $ 2,231 COVID-19 Economic Relief (1) $ 115 $ 125 $ 1,581 $ 1,084 Condensed Consolidated Statements of Income (Loss) (Additional Data) (dollars in thousands) RETURN TO TABLE OF CONTENTS (1) DHC recognized as other income funds received under the Coronavirus Aid, Relief, and Economic Security Act, the American Rescue Plan Act and similar state sponsored plans as shown in the table above.

Debt Summary

DIVERSIFIED HEALTHCARE TRUST

As of September 30, 2023

(dollars in thousands)

	Coupon Rate	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:						
Secured credit facility [(1)]	8.331%	8.331%	$ 450,000	1/15/2024	$ 450,000	0.3
Weighted average rate / total secured floating rate debt	**8.331%**	**8.331%**	**$ 450,000**		**$ 450,000**	**0.3**
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2024	4.750%	4.790%	$ 250,000	5/1/2024	$ 250,000	0.6
Senior unsecured notes due 2025 [(2) (3)]	9.750%	9.750%	500,000	6/15/2025	500,000	1.7
Senior unsecured notes due 2028	4.750%	4.966%	500,000	2/15/2028	500,000	4.4
Senior unsecured notes due 2031 [(3)]	4.375%	4.375%	500,000	3/1/2031	500,000	7.4
Senior unsecured notes due 2042	5.625%	5.625%	350,000	8/1/2042	350,000	18.8
Senior unsecured notes due 2046	6.250%	6.250%	250,000	2/1/2046	250,000	22.4
Weighted average rate / total unsecured fixed rate debt	**6.024%**	**6.074%**	**$ 2,350,000**		**$ 2,350,000**	**8.1**
Secured Fixed Rate Debt:						
Finance leases - 2 properties	7.700%	7.700%	$ 4,156	4/30/2026	$ 155	2.6
Mortgage - secured by 1 property	6.444%	6.444%	9,504	7/6/2043	70	19.8
Weighted average rate / total secured fixed rate debt	**6.826%**	**6.826%**	**$ 13,660**		**$ 225**	**14.5**
Weighted average rate / total debt	**6.397%**	**6.439%**	**$ 2,813,660**		**$ 2,800,225**	**6.9**

(1) DHC pledged certain equity interests of subsidiaries owning properties to secure its obligations under the agreement governing its credit facility, or the credit agreement, and provided first mortgage liens on 62 of DHC's medical office and life science properties.

(2) DHC has the option to redeem all or a portion of its senior unsecured notes due 2025 at any time at a set redemption price. As of September 30, 2023, the redemption price was equal to 102.438% of any principal amount to be redeemed. As of June 15, 2024, the redemption price will equal 100% of any principal amount to be redeemed.

(3) As of September 30, 2023, all of DHC's senior notes due 2025 and all of DHC's senior notes due 2031 were fully and unconditionally guaranteed, on a joint and several basis and on a senior unsecured basis, by all of DHC's subsidiaries, except for certain excluded subsidiaries, including pledged subsidiaries under DHC's credit agreement. The notes and the guarantees are effectively subordinated to all of DHC's and the subsidiary guarantors' secured indebtedness, respectively, to the extent of the value of the collateral securing such secured indebtedness, and are structurally subordinated to all indebtedness and other liabilities and any preferred equity of any of DHC's subsidiaries that do not guarantee the notes.

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Q3 2023 12 $450,000 $250,000 $500,000 $500,000 $500,000 $600,000 $305 $1,820 $1,990 $898 $302 $322 $343 $366 $390 $6,924 Secured Floating Rate Debt Unsecured Fixed Rate Debt Secured Fixed Rate Debt 2023 2024 2025 2026 2027 2028 2029 2030 2031 Thereafter $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 Debt Maturity Schedule (2) (1) RETURN TO TABLE OF CONTENTS (dollars in thousands) As of September 30, 2023 (1) Represents outstanding borrowings under DHC's credit facility as of September 30, 2023. (2) Includes $4,156 of finance lease obligations due through April 2026.

Leverage Ratios, Coverage Ratios and Public Debt Covenants

DIVERSIFIED HEALTHCARE TRUST

	As of and For the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Leverage Ratios:					
Net debt / total gross assets	33.8%	32.8%	32.4%	30.6%	29.2%
Net debt / gross book value of real estate assets	35.3%	34.5%	34.4%	33.8%	32.8%
Secured debt / total assets	8.4%	8.3%	8.5%	12.2%	12.2%
Variable rate debt / net debt	17.7%	18.3%	18.4%	29.2%	30.5%
Coverage Ratios:					
Net debt / annualized Adjusted EBITDAre	10.6x	9.8x	9.6x	10.4x	15.8x
Adjusted EBITDAre / interest expense	1.2x	1.3x	1.3x	1.2x	0.8x
	As of and For the Trailing Twelve Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Public Debt Covenants:					
Maintenance Covenant					
Total unencumbered assets / unsecured debt - required minimum 150.0%	261.4%	264.4%	265.3%	276.6%	273.5%
Incurrence Covenants					
Total debt / adjusted total assets - allowable maximum 60.0%	37.0%	37.0%	37.0%	38.8%	38.8%
Secured debt / adjusted total assets - allowable maximum 40.0%	6.1%	6.1%	6.3%	9.2%	9.3%
Consolidated income available for debt service / debt service - required minimum 1.50x [1]	1.17x	1.08x	0.98x	0.83x	0.79x

(1) As of September 30, 2023, DHC's ratio of consolidated income available for debt service to debt service was below the requirement under its credit facility and public debt covenants, and as a result, DHC is unable to refinance existing or maturing debt or issue new debt until this ratio is at or above the required level on a pro forma basis.



4700 North Hanley Road
St. Louis, MO

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Q3 2023

13

Summary of Capital Expenditures

DIVERSIFIED HEALTHCARE TRUST

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

	For the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Office Portfolio:					
Lease related costs	$ 8,689	$ 9,284	$ 6,748	$ 9,558	$ 4,277
Building improvements	4,036	2,561	856	4,516	3,535
Recurring capital expenditures - Office Portfolio	12,725	11,845	7,604	14,074	7,812
SHOP fixed assets and capital improvements	25,978	18,407	23,644	39,418	24,724
Wellness centers lease related costs	3,909	884	—	—	—
Total recurring capital expenditures	$ 42,612	$ 31,136	$ 31,248	$ 53,492	$ 32,536
Office Portfolio avg. sq. ft. during period	8,803	8,803	8,810	8,811	8,767
SHOP avg. units managed during period	25,312	25,325	25,337	25,212	25,077
Office Portfolio building improvements per avg. sq. ft. during period	$ 0.46	$ 0.29	$ 0.10	$ 0.51	$ 0.40
SHOP fixed assets and capital improvements per avg. unit managed during period	$ 1,026	$ 727	$ 933	$ 1,563	$ 986
Development, redevelopment and other activities - Office Portfolio	$ 2,410	$ 4,792	$ 1,922	$ 5,111	$ 9,069
Development, redevelopment and other activities - SHOP	23,020	20,405	16,223	59,981	28,224
Total development, redevelopment and other activities	$ 25,430	$ 25,197	$ 18,145	$ 65,092	$ 37,293

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Q3 2023 14

Q3 2023 15 Project Location Type of Property Square Feet (1) Estimated Project Costs Total Costs Incurred as of September 30, 2023 Estimated Completion Date 100 Hampshire Street Mansfield, MA Life Science 124,803 $ 7.8 $ 2.5 Q1 2024 (1) Represents estimated square footage upon project completion. Redevelopment Information (dollars in millions) RETURN TO TABLE OF CONTENTS Office Portfolio As of September 30, 2023 Project Location Type of Property Number of Units Estimated Project Costs Total Costs Incurred as of September 30, 2023 Estimated Completion Date Pueblo Norte Senior Living Scottsdale, AZ IL/AL 178 $ 26.6 $ 11.2 Q2 2025 The Remington Club San Diego, CA IL/AL 342 10.0 9.5 Q4 2023 Five Star Premier Residences of Teaneck Teaneck, NJ IL/AL 218 9.8 9.2 Q1 2024 Leisure Park Lakewood, NJ IL/AL/MC 355 6.5 6.3 Q4 2023 Five Star Residences of Dayton Place Denver, CO IL/AL/MC 239 6.4 5.2 Q4 2023 The Forum at Memorial Woods Houston, TX IL/AL/MC 323 5.0 4.2 Q4 2023 Church Creek Arlington Heights, IL IL/AL/MC 280 4.0 2.4 Q1 2024 $ 68.3 $ 48.0 SHOP

Q3 2023 16 Property Acquisitions / Dispositions Information Since January 1, 2023 Acquisitions: DHC has not acquired any properties since January 1, 2023. Dispositions: Date Sold Location Type of Property Number of Properties Gross Sales Price 2/3/2023 Columbia, SC Senior Living (1) 1 $ 1,100 2/28/2023 South Park, PA Senior Living (1) 1 1,100 2/28/2023 Elizabeth, PA Senior Living (1) 1 600 10/11/2023 King of Prussia, PA Medical Office 1 1,800 10/23/2023 Knoxville, TN Senior Living (1) 1 2,830 10/23/2023 Rockville, MD Life Science 1 6,200 Total Dispositions 6 $ 13,630 (dollars in thousands) RETURN TO TABLE OF CONTENTS (1) The community was closed prior to disposition.

Investments in Unconsolidated Joint Ventures (1)

DIVERSIFIED HEALTHCARE TRUST

As of September 30, 2023
(dollars in thousands)

Investments in Unconsolidated Joint Ventures

Joint Venture	Location	Type of Property	Number of Properties	Square Feet	Occupancy at September 30, 2023	Weighted Average Lease Term at September 30, 2023	DHC Ownership	DHC Carrying Value of Investment at September 30, 2023	Nine Months Ended September 30, 2023 Joint Venture FFO	Nine Months Ended September 30, 2023 Joint Venture EBITDAre
Seaport Innovation LLC	Boston, MA	Life Science	1	1,134,479	100%	5.3 years	10%	$ 107,773	$ 44,532	$ 61,381
The LSMD Fund REIT LLC	Various	Medical Office / Life Science	10	1,068,763	98%	6.0 years	20%	45,971	6,767	25,835
Total / Weighted Average			11	2,203,242	99%	5.5 years		$ 153,744	$ 51,299	$ 87,216

Unconsolidated Debt

Joint Venture	Secured Debt (2)	Coupon Rate	Maturity Date	Principal Balance at September 30, 2023 (3)	DHC Ownership	DHC Share of Principal Balance at September 30, 2023 (4)
Seaport Innovation LLC	Fixed Rate - 1 Property	3.530%	8/6/2026	$ 620,000	10%	$ 62,000
The LSMD Fund REIT LLC	Fixed Rate - 9 Properties	3.457%	2/11/2032	189,800	20%	37,960
The LSMD Fund REIT LLC	Floating Rate - 1 Property (5)	5.900%	2/9/2024	266,825	20%	53,365
Total / Weighted Average		4.104%		$ 1,076,625		$ 153,325

(1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website.
(2) The mortgage loans require interest-only payments until the respective maturity dates.
(3) Reflects the entire balance of the debt secured by the properties. DHC continues to provide certain guarantees on the debt secured by the Seaport Innovation LLC property. The debt secured by The LSMD Fund REIT LLC properties is non-recourse to DHC.
(4) Reflects DHC's proportionate share of the principal debt balances based on its ownership percentage of the joint ventures.
(5) Original maturity date of February 9, 2024 is subject to three, one year extension options and requires interest to be paid at an annual rate of secured overnight financing rate, or SOFR, plus a premium of 1.90%. Interest rate is as of September 30, 2023. The joint venture has also purchased an interest rate cap through February 2024 with a SOFR strike rate equal to 4.00%.

RETURN TO TABLE OF CONTENTS Q3 2023 17

Q3 2023 18 Investments in Unconsolidated Joint Ventures (continued) (1) (dollars in thousands) RETURN TO TABLE OF CONTENTS As of September 30, 2023 (1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website. (2) Based on the aggregate annualized rental income of DHC's unconsolidated joint ventures as of September 30, 2023. A nn ua liz ed R en ta l I nc om e Seaport Innovation LLC The LSMD Fund REIT LLC 2023 2024 2025 2026 2027 2028 2029 and thereafter $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 Unconsolidated Joint Ventures Lease Expiration Schedule Number of Leases Expiring 5 9 19 12 7 14 37 % of Total Annualized Rental Income Expiring 0.7% 1.4% 5.8% 3.0% 0.9% 63.3% 24.9% Major Tenants of Unconsolidated Joint Ventures Joint Venture Tenant % of Annualized Rental Income of Joint Ventures Seaport Innovation LLC Vertex Pharmaceuticals Inc. 61.5% The LSMD Fund REIT LLC Cedars-Sinai Medical Center 11.6% The LSMD Fund REIT LLC Seattle Genetics, Inc. 3.1% The LSMD Fund REIT LLC Stryker Corporation 2.0% The LSMD Fund REIT LLC Complete Genomics, Inc. 1.9% Life Science: 72% Medical Office: 28% Property Type (2) MA: 66% CA: 25% TX: 4% WA: 3% NY: 2% Geographic Diversification (2)

Q3 2023 19 FL: 10% CA: 9% TX: 9% GA: 6% MD: 4% NC: 4% WI: 4% VA: 4% IL: 4% IN: 4% 26 Other States + D.C.: 42% (based on Gross Book Value of Real Estate Assets as of September 30, 2023) (1) Senior living communities are categorized by the type of living units which constitute a majority of the living units at the community. (2) Memory care communities are classified as assisted living communities. Portfolio Summary by Geographic Diversification and Property Type Geographic Diversification RETURN TO TABLE OF CONTENTS Assisted Living: 17% Independent Living: 27% SNFs: 1% Life Science: 17% Medical Office: 33% Wellness Centers: 5% Property Type(1) (2) (based on Q3 2023 NOI)

Q3 2023 20 Portfolio Summary RETURN TO TABLE OF CONTENTS (dollars in thousands, except investment per square foot or unit) As of September 30, 2023 Number of Properties Square Feet or Number of Units Gross Book Value of Real Estate Assets % of Total Gross Book Value of Real Estate Assets Investment Per Square Foot or Unit % of Q3 2023 Total Revenues % of Q3 2023 Total NOI Q3 2023 Q3 2023 Revenues NOI Life science 24 2,621,344 $ 806,560 11.2% $ 308 $ 17,086 4.8% $ 9,846 16.9 % Medical office 81 6,187,718 1,498,537 20.9% $ 242 37,972 10.6% 19,428 33.5 % Subtotal Office Portfolio 105 8,809,062 sq. ft. 2,305,097 32.1% $ 262 55,058 15.4% 29,274 50.4 % SHOP 234 25,302 units 4,490,177 62.5% $ 177,463 293,134 82.2% 20,689 35.6 % Triple net leased senior living communities 27 2,062 units 203,106 2.8% $ 98,500 5,209 1.5% 5,209 9.0 % Wellness centers 10 812,000 sq. ft. 182,566 2.6% $ 225 3,123 0.9% 2,920 5.0 % Total 376 $ 7,180,946 100.0% $ 356,524 100.0% $ 58,092 100.0%

Q3 2023 21 SHOP Units by Operator RETURN TO TABLE OF CONTENTS Unit Count as of September 30, 2023 Manager Location Number of Properties (1) Assisted Living Independent Living and Active Adult Memory Care Skilled Nursing Total Five Star Senior Living Various (28 States) 119 6,470 9,646 1,539 — 17,655 Oaks-Caravita Senior Care GA/SC 26 1,061 40 314 — 1,415 Phoenix Senior Living AL/AR/KY/MO/ NC/SC 23 961 147 214 164 1,486 Charter Senior Living FL/MD/TN/VA 17 683 — 294 — 977 Cedarhurst Senior Living IL/WI 13 680 10 95 — 785 Stellar Senior Living CO/TX/WY 10 — 177 — 992 1,169 Northstar Senior Living AZ/CA 7 121 — 297 — 418 Navion Senior Solutions SC 5 210 — 25 — 235 Life Care Services DE 3 71 196 12 238 517 Oaks Senior Living GA 3 159 — 105 — 264 IntegraCare Senior Living PA 2 127 — 16 — 143 Omega Senior Living NE 1 69 — — — 69 The RMR Group TX 1 — 169 — — 169 Total 230 10,612 10,385 2,911 1,394 25,302 (1) Excludes four closed senior living communities.

DIVERSIFIED HEALTHCARE TRUST

Office Portfolio and Same Property - Results of Operations

Trailing Five Quarters

OFFICE PORTFOLIO - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Number of Properties	105	105	105	105	105
Square Feet	8,809	8,797	8,809	8,811	8,811
Occupancy	85.8 %	85.8 %	85.1 %	84.7 %	85.9 %
Rental Income	$ 55,058	$ 53,368	$ 57,022	$ 59,529	$ 55,254
NOI	$ 29,274	$ 29,430	$ 33,507	$ 34,882	$ 31,075
Cash Basis NOI	$ 28,940	$ 34,000	$ 31,064	$ 31,849	$ 28,362
NOI Margin %	53.2 %	55.1 %	58.8 %	58.6 %	56.2 %
Cash Basis NOI Margin %	52.7 %	58.5 %	56.7 %	56.2 %	53.8 %
Sequential NOI % Change	(0.5)%	(12.2)%	(3.9)%	12.3 %	
Sequential Cash Basis NOI % Change	(14.9)%	9.5 %	(2.5)%	12.3 %	
Year Over Year NOI % Change	(5.8)%				
Year Over Year Cash Basis NOI % Change	2.0 %				

OFFICE PORTFOLIO SAME PROPERTY - RESULTS OF OPERATIONS (1)

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Number of Properties	91	91	91	91	91
Square Feet	7,677	7,677	7,689	7,689	7,689
Occupancy	93.0 %	93.0 %	92.1 %	92.1 %	92.2 %
Rental Income	$ 49,778	$ 49,607	$ 49,251	$ 48,815	$ 49,616
NOI	$ 27,520	$ 29,607	$ 29,555	$ 28,160	$ 29,039
Cash Basis NOI	$ 27,619	$ 29,494	$ 29,431	$ 27,351	$ 28,373
NOI Margin %	55.3 %	59.7 %	60.0 %	57.7 %	58.5 %
Cash Basis NOI Margin %	55.2 %	59.4 %	59.7 %	56.8 %	57.7 %
Sequential NOI % Change	(7.0)%	0.2 %	5.0 %	(3.0)%	
Sequential Cash Basis NOI % Change	(6.4)%	0.2 %	7.6 %	(3.6)%	
Year Over Year NOI % Change	(5.2)%				
Year Over Year Cash Basis NOI % Change	(2.7)%				

(1) Same property includes those properties classified as same property for the three months ended September 30, 2023 for all periods presented.

RETURN TO TABLE OF CONTENTS Q3 2023 22

Office Portfolio and Same Property - Results of Operations (continued)

DIVERSIFIED HEALTHCARE TRUST

Three Months Ended September 30, 2023 and 2022

OFFICE PORTFOLIO - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended September 30, 2023			As of and For the Three Months Ended September 30, 2022		
	Life Science	Medical Office	Total Office Portfolio	Life Science	Medical Office	Total Office Portfolio
Number of Properties	24	81	105	24	81	105
Square Feet	2,621	6,188	8,809	2,621	6,190	8,811
Occupancy	85.9 %	85.8 %	85.8 %	90.1 %	84.1 %	85.9 %
Rental Income	$ 17,086	$ 37,972	$ 55,058	$ 16,565	$ 38,689	$ 55,254
NOI	$ 9,846	$ 19,428	$ 29,274	$ 10,115	$ 20,960	$ 31,075
Cash Basis NOI	$ 9,498	$ 19,442	$ 28,940	$ 8,015	$ 20,347	$ 28,362
NOI Margin %	57.6 %	51.2 %	53.2 %	61.1 %	54.2 %	56.2 %
Cash Basis NOI Margin %	56.6 %	51.0 %	52.7 %	55.2 %	53.2 %	53.8 %
NOI % Change	(2.7)%	(7.3)%	(5.8)%			
Cash Basis NOI % Change	18.5 %	(4.4)%	2.0 %			

OFFICE PORTFOLIO SAME PROPERTY - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended September 30, 2023			As of and For the Three Months Ended September 30, 2022		
	Life Science	Medical Office	Total Office Portfolio	Life Science	Medical Office	Total Office Portfolio
Number of Properties	16	75	91	16	75	91
Square Feet	2,026	5,651	7,677	2,026	5,663	7,689
Occupancy	94.9 %	92.3 %	93.0 %	96.3 %	90.7 %	92.2 %
Rental Income	$ 12,433	$ 37,345	$ 49,778	$ 11,692	$ 37,924	$ 49,616
NOI	$ 7,118	$ 20,402	$ 27,520	$ 7,092	$ 21,947	$ 29,039
Cash Basis NOI	$ 7,202	$ 20,417	$ 27,619	$ 7,131	$ 21,242	$ 28,373
NOI Margin %	57.3 %	54.6 %	55.3 %	60.7 %	57.9 %	58.5 %
Cash Basis NOI Margin %	57.4 %	54.4 %	55.2 %	60.6 %	56.8 %	57.7 %
NOI % Change	0.4 %	(7.0)%	(5.2)%			
Cash Basis NOI % Change	1.0 %	(3.9)%	(2.7)%			

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Q3 2023 23

DIVERSIFIED HEALTHCARE TRUST

Office Portfolio and Same Property - Results of Operations (continued)

Nine Months Ended September 30, 2023 and 2022

OFFICE PORTFOLIO - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Nine Months Ended September 30, 2023			As of and For the Nine Months Ended September 30, 2022		
	Life Science	Medical Office	Total Office Portfolio	Life Science	Medical Office	Total Office Portfolio
Number of Properties	24	81	105	24	81	105
Square Feet	2,621	6,188	8,809	2,621	6,190	8,811
Occupancy	85.9 %	85.8 %	85.8 %	90.1 %	84.1 %	85.9 %
Rental Income	$ 51,573	$ 113,875	$ 165,448	$ 45,547	$ 117,314	$ 162,861
NOI	$ 30,485	$ 61,726	$ 92,211	$ 26,894	$ 66,315	$ 93,209
Cash Basis NOI	$ 32,729	$ 61,275	$ 94,004	$ 22,038	$ 64,213	$ 86,251
NOI Margin %	59.1 %	54.2 %	55.7 %	59.0 %	56.5 %	57.2 %
Cash Basis NOI Margin %	60.6 %	53.8 %	56.0 %	54.0 %	55.5 %	55.1 %
NOI % Change	13.4 %	(6.9)%	(1.1)%			
Cash Basis NOI % Change	48.5 %	(4.6)%	9.0 %			

OFFICE PORTFOLIO SAME PROPERTY - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Nine Months Ended September 30, 2023			As of and For the Nine Months Ended September 30, 2022		
	Life Science	Medical Office	Total Office Portfolio	Life Science	Medical Office	Total Office Portfolio
Number of Properties	16	75	91	16	75	91
Square Feet	2,026	5,651	7,677	2,026	5,663	7,689
Occupancy	94.9 %	92.3 %	93.0 %	96.3 %	90.7 %	92.2 %
Rental Income	$ 36,735	$ 111,900	$ 148,635	$ 34,214	$ 111,183	$ 145,397
NOI	$ 22,299	$ 64,383	$ 86,682	$ 20,381	$ 66,072	$ 86,453
Cash Basis NOI	$ 22,654	$ 63,889	$ 86,543	$ 19,707	$ 64,010	$ 83,717
NOI Margin %	60.7 %	57.5 %	58.3 %	59.6 %	59.4 %	59.5 %
Cash Basis NOI Margin %	60.9 %	57.1 %	58.1 %	58.6 %	58.4 %	58.5 %
NOI % Change	9.4 %	(2.6)%	0.3 %			
Cash Basis NOI % Change	15.0 %	(0.2)%	3.4 %			

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Q3 2023 24

SHOP Segment and Same Property - Results of Operations

DIVERSIFIED HEALTHCARE TRUST

Trailing Five Quarters

SHOP SEGMENT - RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Number of Properties	234	234	234	237	234
Number of Units	25,302	25,322	25,327	25,346	25,078
Occupancy	78.4 %	77.8 %	76.9 %	76.3 %	74.7 %
Average Monthly Rate	$ 4,826	$ 4,809	$ 4,837	$ 4,561	$ 4,509
Year Over Year Average Monthly Rate % Change	7.0 %				
Residents Fees and Services	$ 293,134	$ 284,846	$ 279,592	$ 267,912	$ 258,960
Property Operating Expenses	(272,445)	(261,959)	(262,329)	(260,043)	(264,722)
NOI	$ 20,689	$ 22,887	$ 17,263	$ 7,869	$ (5,762)
NOI Margin %	7.1 %	8.0 %	6.2 %	2.9 %	(2.2)%
Sequential NOI % Change	(9.6)%	32.6 %	119.4 %	236.6 %	
Year Over Year NOI % Change	459.1 %				

SHOP SEGMENT SAME PROPERTY - RESULTS OF OPERATIONS [(1)]

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Number of Properties	225	225	225	225	225
Number of Units	24,592	24,592	24,592	24,592	24,592
Occupancy	79.0 %	78.0 %	77.1 %	76.4 %	74.8 %
Average Monthly Rate	$ 4,832	$ 4,808	$ 4,836	$ 4,558	$ 4,538
Year Over Year Average Monthly Rate % Change	6.5 %				
Residents Fees and Services	$ 287,984	$ 280,176	$ 274,988	$ 263,726	$ 256,300
Property Operating Expenses	(267,008)	(257,215)	(257,490)	(257,664)	(258,096)
NOI	$ 20,976	$ 22,961	$ 17,498	$ 6,062	$ (1,796)
NOI Margin %	7.3 %	8.2 %	6.4 %	2.3 %	(0.7)%
Sequential NOI % Change	(8.6)%	31.2 %	188.7 %	437.5 %	
Year Over Year NOI % Change	1,267.9 %				

(1) Same property includes those properties classified as same property for the three months ended September 30, 2023 for all periods presented.

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Q3 2023 25

SHOP Segment - Five Star and Other Operator Managed Communities Results of Operations

DIVERSIFIED HEALTHCARE TRUST

SHOP SEGMENT - RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

Three Months Ended September 30, 2023 and 2022

	As of and For the Three Months Ended September 30, 2023			As of and For the Three Months Ended September 30, 2022		
	Five Star Managed Communities	Other Operator Managed Communities	Total SHOP Segment	Five Star Managed Communities	Other Operator Managed Communities	Total SHOP Segment
Number of Properties	119	115	234	120	114	234
Number of Units	17,655	7,647	25,302	17,889	7,189	25,078
Occupancy	78.4 %	78.5 %	78.4 %	75.3 %	73.2 %	74.7 %
Average Monthly Rate	$ 4,442	$ 5,722	$ 4,826	$ 4,158	$ 5,405	$ 4,509
Average Monthly Rate % Change	6.8 %	5.9 %	7.0 %			
Residents Fees and Services	$ 188,769	$ 104,365	$ 293,134	$ 171,700	$ 87,260	$ 258,960
Property Operating Expenses	(169,937)	(102,508)	(272,445)	(166,332)	(98,390)	(264,722)
NOI	$ 18,832	$ 1,857	$ 20,689	$ 5,368	$ (11,130)	$ (5,762)
NOI Margin %	10.0 %	1.8 %	7.1 %	3.1 %	(12.8)%	(2.2)%
NOI % Change	250.8 %	116.7 %	459.1 %			

Nine Months Ended September 30, 2023 and 2022

	As of and For the Nine Months Ended September 30, 2023			As of and For the Nine Months Ended September 30, 2022		
	Five Star Managed Communities	Other Operator Managed Communities	Total SHOP Segment	Five Star Managed Communities	Other Operator Managed Communities	Total SHOP Segment
Number of Properties	119	115	234	120	114	234
Number of Units	17,655	7,647	25,302	17,889	7,189	25,078
Occupancy	77.9 %	77.3 %	77.7 %	74.5 %	72.0 %	73.8 %
Average Monthly Rate	$ 4,474	$ 5,641	$ 4,824	$ 4,117	$ 5,443	$ 4,487
Average Monthly Rate % Change	8.7 %	3.6 %	7.5 %			
Residents Fees and Services	$ 557,248	$ 300,324	$ 857,572	$ 499,404	$ 255,510	$ 754,914
Property Operating Expenses	(495,447)	(301,286)	(796,733)	(471,724)	(282,333)	(754,057)
NOI	$ 61,801	$ (962)	$ 60,839	$ 27,680	$ (26,823)	$ 857
NOI Margin %	11.1 %	(0.3)%	7.1 %	5.5 %	(10.5)%	0.1 %
NOI % Change	123.3 %	96.4 %	6,999.1 %			

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Q3 2023 26

Portfolio Leasing Summary [1]

DIVERSIFIED HEALTHCARE TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	Office Portfolio						Wellness Centers
	As of and For the Three Months Ended					As of and For the Nine Months Ended	As of and For the Three Months Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	3/31/2023
Properties	105	105	105	105	105	105	10
Total square feet	8,809	8,797	8,809	8,811	8,811	8,809	812
Occupancy	85.8 %	85.8 %	85.1 %	84.7 %	85.9 %	85.8 %	100.0 %
Leasing Activity (sq. ft.):							
New leases	45	163	38	33	43	246	225
Renewals	244	161	34	149	178	439	—
Total	289	324	72	182	221	685	225
% Change in GAAP Rent: [2]							
New leases	25.7 %	0.5 %	23.0 %	12.5 %	5.5 %	9.9 %	(9.9)%
Renewals	12.1 %	2.1 %	12.3 %	8.3 %	1.6 %	8.4 %	— %
Total	14.8 %	1.3 %	17.9 %	8.9 %	2.4 %	8.9 %	(9.9)%
Weighted Average Lease Term (years):							
New leases	14.8	8.2	11.9	5.9	5.0	10.6	18.6
Renewals	6.2	5.7	5.5	9.8	6.0	6.0	—
Total	8.1	6.9	8.9	9.2	5.8	7.7	18.6
Leasing Costs and Concession Commitments:							
New leases	$ 8,054	$ 8,602	$ 4,170	$ 1,267	$ 2,334	$ 20,826	$ 30,071
Renewals	6,533	2,038	726	4,735	2,672	9,297	—
Total	$ 14,587	$ 10,640	$ 4,896	$ 6,002	$ 5,006	$ 30,123	$ 30,071
Leasing Costs and Concession Commitments per Sq. Ft.:							
New leases	$ 175.80	$ 52.84	$ 110.57	$ 38.47	$ 54.30	$ 84.54	$ 133.95
Renewals	$ 26.85	$ 12.66	$ 20.96	$ 31.83	$ 15.02	$ 21.18	$ —
Total	$ 50.45	$ 32.86	$ 67.67	$ 33.04	$ 22.66	$ 43.96	$ 133.95
Leasing Costs and Concession Commitments per Sq. Ft. per Year:							
New leases	$ 11.87	$ 6.47	$ 9.32	$ 6.57	$ 10.95	$ 7.99	$ 7.20
Renewals	$ 4.31	$ 2.23	$ 3.83	$ 3.24	$ 2.49	$ 3.55	$ —
Total	$ 6.24	$ 4.78	$ 7.56	$ 3.60	$ 3.89	$ 5.73	$ 7.20

(1) The leasing summary on this page is based on leases entered into during the periods indicated.

(2) Percent difference in prior rents charged for same space or, in the case of vacant space acquired, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to DHC, exclude lease value amortization and are net of lease concessions.

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Q3 2023 27

Tenants Representing 1% Or More of Total Annualized Rental Income

DIVERSIFIED HEALTHCARE TRUST

As of September 30, 2023

(dollars in thousands)

	Tenant	Type of Property		Annualized Rental Income	% of Annualized Rental Income	Expiration
1	Advocate Aurora Health	Medical office	$	16,939	6.5%	2026-2031
2	Life Time Athletic [(1)]	Wellness center		12,284	4.7%	2040-2044
3	Brookdale Senior Living, Inc.	Senior living		9,559	3.6%	2032
4	Medtronic, Inc.	Medical office		6,317	2.4%	2023-2028
5	Alamar Biosciences, Inc.	Life science		6,194	2.4%	2034
6	Stratford Retirement, LLC	Senior living		5,685	2.2%	2033
7	KSQ Therapeutics, Inc.	Life science		5,595	2.1%	2032
8	IQVIA Holdings Inc.	Life science		5,446	2.1%	2023
9	Prometheus Biosciences, Inc.	Life science		5,290	2.0%	2033
10	Sonova Holding AG	Life science		4,875	1.9%	2033
11	Boston Children's Hospital	Medical office		4,764	1.8%	2028
12	Magellan Health Inc.	Medical office		4,643	1.8%	2025
13	Stellar Senior Living, LLC	Senior living		4,539	1.7%	2027
14	Tokio Marine Holdings Inc.	Medical office		3,982	1.5%	2023-2033
15	Abbvie Inc.	Life science		3,972	1.5%	2027
16	United Healthcare Services, Inc.	Medical office		3,947	1.5%	2026
17	Cigna Holding Co.	Medical office		3,914	1.5%	2024
18	PerkinElmer Health Sciences, Inc.	Life science		3,681	1.4%	2028
19	McKesson Corporation	Medical office		3,556	1.4%	2025-2029
20	HCA Holdings Inc.	Medical office		3,490	1.3%	2024-2027
21	Duke University	Medical office		3,331	1.3%	2024
22	Hawaii Pacific Health	Medical office		3,289	1.3%	2024-2029
23	New York University	Medical office		3,248	1.2%	2023-2028
24	Ultragenyx Pharmaceutical Inc.	Life science		3,123	1.2%	2026
25	Virginia Commonwealth University Health System	Medical office		2,920	1.1%	2032
	All Other Tenants			127,860	48.6%	2023-2043
	Total Tenants		$	262,443	100.0%	

(1) Includes $3,180 of annualized rental income from two additional 20 year leases DHC entered into with Life Time Athletic in March 2023, which are expected to commence in the second and fourth quarters of 2024.

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Q3 2023 28

Q3 2023 29 Office Portfolio Lease Expiration Schedule RETURN TO TABLE OF CONTENTS (dollars in thousands) As of September 30, 2023 Office Portfolio Annualized Rental Income Expiring Year Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2023 $ 10,156 4.5% 4.5% 2024 18,899 8.5% 13.0% 2025 17,759 8.0% 21.0% 2026 24,064 10.8% 31.8% 2027 21,574 9.7% 41.5% 2028 33,938 15.2% 56.7% 2029 14,747 6.6% 63.3% 2030 7,206 3.2% 66.5% 2031 26,163 11.7% 78.2% 2032 and thereafter 48,737 21.8% 100.0% Total $ 223,243 100.0% Average remaining lease term for DHC's office portfolio (weighted by annualized rental income): 5.5 years Office Portfolio Square Feet with Leases Expiring Year Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring 2023 334,564 4.4% 4.4% 2024 795,519 10.5% 14.9% 2025 640,587 8.5% 23.4% 2026 776,502 10.3% 33.7% 2027 877,338 11.6% 45.3% 2028 1,207,537 16.0% 61.3% 2029 502,621 6.6% 67.9% 2030 287,954 3.8% 71.7% 2031 901,438 11.9% 83.6% 2032 and thereafter 1,235,742 16.4% 100.0% Total 7,559,802 100.0% Five Star Premier Residences of Hollywood 2480 North Park Road Hollywood, FL

Q3 2023 30 Non-Segment Annualized Rental Income Expiring Year Number of Properties Number of Units or Square Feet Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2023 — — $ — —% —% 2024 — — — —% —% 2025 3 129,500 sq. ft. 1,458 3.7% 3.7% 2026 — — — —% 3.7% 2027 4 533 units 4,539 11.6% 15.3% 2028 — — — —% 15.3% 2029 1 155 units 547 1.4% 16.7% 2030 2 283 units 3,496 8.9% 25.6% 2031 (1) 1 — — —% 25.6% 2032 and thereafter 26 1,091 units and 682,500 sq. ft. 29,160 74.4% 100.0% Total 37 $ 39,200 100.0% Non-Segment Lease Expiration Schedule As of September 30, 2023 RETURN TO TABLE OF CONTENTS (1) Excludes annualized rental income from DHC's lease with a tenant of one closed senior living community. As of September 30, 2023, the tenant was in default on its obligations to DHC under this lease. (dollars in thousands)

Company Profile and Research Coverage

The Company:
DHC is a REIT focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of September 30, 2023, DHC's approximately $7.2 billion portfolio included 376 properties in 36 states and Washington, D.C., occupied by approximately 500 tenants, and totaling approximately 9 million square feet of life science and medical office properties and more than 27,000 senior living units.

DHC is included in 148 market indices and comprises more than 1% of the following indices as of September 30, 2023: BI North America Healthcare REIT Valuation Peers (BIHLCRNP), Bloomberg Real Estate Investment Trust Mid Cap Index (BBREMIDC), Invesco S&P SmallCap 600 Pure Value ETF INAV Index (RZVIV) and Invesco FTSE RAFI US 1500 Small-Mid ETF INAV Index (PRFZIV).

Management:
DHC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of September 30, 2023, RMR had approximately $36 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, over 2,000 properties and over 20,000 employees. DHC believes that being managed by RMR is a competitive advantage for DHC because of RMR's depth of management and experience in the real estate industry. DHC also believes RMR provides management services to it at costs that are lower than DHC would have to pay for similar quality services if DHC were self managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
(646) 885-5423
bmaher@brileyfin.com

JMP Securities
Aaron Hecht
(415) 835-3963
ahecht@jmpsecurities.com

RBC Capital Markets
Michael Carroll
(440) 715-2649
michael.carroll@rbccm.com

Rating Agencies and Issuer Ratings

Moody's Investors Service
Lori Marks
(212) 553-1098
lori.marks@moodys.com

S & P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com

DHC is followed by the equity research analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding DHC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of DHC or its management. DHC does not by its reference on this page imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

RETURN TO TABLE OF CONTENTS
Q3 2023
31

Q3 2023 32 Board of Trustees John L. Harrington Phyllis M. Hollis Independent Trustee Independent Trustee Lisa Harris Jones Jeffrey P. Somers Lead Independent Trustee Independent Trustee Jennifer F. Francis Adam D. Portnoy Managing Trustee Chair of the Board & Managing Trustee Executive Officers Jennifer F. Francis Matthew C. Brown President and Chief Executive Officer Chief Financial Officer and Treasurer Governance Information RETURN TO TABLE OF CONTENTS Park Square Manor 6990 East County Road 100 North Avon, IN

Non-GAAP Financial Measures and Certain Definitions

DIVERSIFIED HEALTHCARE TRUST

Non-GAAP Financial Measures

DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, Adjusted EBITDA*re*, funds from operations, or FFO, and normalized funds from operations, or Normalized FFO. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.

NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI

The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI as shown on pages 37 through 43. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

DHC calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 44. EBITDA*re* is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains or losses on the sale of properties, equity in net earnings or losses of unconsolidated joint ventures, impairment of assets, if any, and including adjustments to reflect DHC's proportionate share of EBITDA*re* of DHC's former equity method investment in AlerisLife for the periods DHC had an equity investment in AlerisLife that it accounted for as an equity method investment and DHC's proportionate share of EBITDA*re* from its unconsolidated joint ventures, as well as certain other adjustments currently not applicable to DHC. In calculating Adjusted EBITDA*re*, DHC adjusts for the items shown on page 44. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than DHC does.

FFO and Normalized FFO

DHC calculates FFO and Normalized FFO as shown on page 45. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in net earnings or losses of unconsolidated joint ventures, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, and including adjustments to reflect DHC's proportionate share of FFO of DHC's former equity method investment in AlerisLife for the periods DHC had an equity investment in AlerisLife that it accounted for as an equity method investment and DHC's proportionate share of FFO from its unconsolidated joint ventures, plus real estate depreciation and amortization of consolidated properties, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO, DHC adjusts for the items shown on page 45, including similar adjustments for DHC's unconsolidated joint ventures, if any. FFO and Normalized FFO are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance, and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than DHC does.

RETURN TO TABLE OF CONTENTS Q3 2023 33

Q3 2023 34 Adjusted total assets Adjusted total assets is the original cost of real estate assets calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. AlerisLife AlerisLife means AlerisLife Inc. Annualized dividend yield Annualized dividend yield is the annualized dividend declared during the applicable period divided by the closing price of DHC's common shares on The Nasdaq Stock Market LLC, or Nasdaq, at the end of the relevant period. Annualized rental income Annualized rental income is based on rents pursuant to existing leases as of September 30, 2023. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases; excludes lease value amortization at certain of DHC's medical office and life science properties and wellness centers. Annualized rental income amounts for DHC's medical office and life science properties also exclude 100% of rents pursuant to existing leases as of September 30, 2023 from the medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Average monthly rate Average monthly rate is calculated by taking the average daily rate, which is defined as total residents fees and services divided by occupied units during the period, and multiplying it by 30 days. Building improvements Building improvements generally include expenditures to replace obsolete building components that extend the useful life of existing assets or other improvements to increase the marketability of the property. Cash basis NOI margin % Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fee amortization, if any. Consolidated income available for debt service Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment, gains or losses on equity securities, gains or losses on sales of properties and modification or early extinguishment of debt, determined together with debt service for the applicable period. Coupon rate Coupon rate is the interest rate stated in, or determined pursuant to, the contract terms. Development, redevelopment and other activities Development, redevelopment and other activities generally include capital expenditures that reposition a property or result in new sources of revenue. From time to time DHC invests in revenue producing capital improvements at certain of its triple net leased senior living communities. As a result, annual rents payable to DHC increase pursuant to the terms of the applicable leases. These capital improvements are not included in DHC's development, redevelopment and other activities. Estimated completion date Estimated completion date can depend on various factors, including when lease agreements are signed with tenants. Therefore, the actual completion date may vary. Estimated project costs Estimated project costs include estimated construction costs and leasing capital up to stabilization. Five Star Five Star, or Five Star Senior Living, is an operating division of AlerisLife. Five Star managed communities Five Star managed communities are the senior living communities in DHC's SHOP segment that are managed by Five Star. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q3 2023 35 GAAP GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets Gross book value of real estate assets is real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross purchase price Gross purchase price includes assumed debt, if any, and excludes acquisition costs and purchase price allocation adjustments, if any. Gross sales price Gross sales price excludes closing costs. Incurrence covenants Incurrence covenants are financial covenants which DHC is required to comply with in order to incur debt under its credit agreement and its senior unsecured notes indentures and their supplements. Interest rate Interest rate includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and unsecured notes; excludes effects of debt issuance costs and the facility fee on DHC's credit facility. Investment per square foot or unit Investment per square foot or unit represents gross book value of real estate assets divided by number of rentable square feet or living units, as applicable, at September 30, 2023. Lease related costs Lease related costs generally include capital expenditures to improve tenants’ space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Maintenance covenant DHC's maintenance covenant is a financial covenant which it is required to comply with on a quarterly basis pursuant to the indentures governing DHC's senior unsecured notes. Net debt Net debt is total debt less cash. NOI margin % NOI margin % is defined as NOI as a percentage of rental income or residents fees and services, as appropriate. Non-Segment Non-Segment operations consists of triple net leased senior living communities and wellness centers that are leased to third party operators from which DHC receives rents, and any other income or expenses that are not attributable to a specific reporting segment. Occupancy Occupancy for DHC's Office Portfolio is presented as of the end of the period shown; occupancy for DHC's SHOP segment is presented for the duration of the period shown. Life science and medical office occupancy data includes (i) out of service assets undergoing redevelopment, (ii) space which is leased but is not occupied or is being offered for sublease by tenants and (iii) space being fitted out for occupancy. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q3 2023 36 Office Portfolio Office Portfolio consists of medical office properties leased to medical providers and other medical related businesses, as well as life science properties leased to biotech laboratories and other similar tenants. DHC's medical office and life science property leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where DHC is responsible for the operation and maintenance of the properties and DHC charges tenants for some or all of the property operating costs. A small percentage of DHC's medical office and life science property leases are full-service leases where DHC receives fixed rent from its tenants and no reimbursement for its property operating costs. Other operator managed communities Other operator managed communities are senior living communities in DHC's SHOP segment, which are managed by third party managers other than Five Star. Principal balance Principal balances are the amounts stated in the contracts less the principal amount of any repayments made. In accordance with GAAP, DHC's carrying values and recorded interest expense may be different because of market conditions at the time DHC assumed certain of these debts. The principal balance of DHC's credit facility includes amounts outstanding as of the date presented. Same Property As of and for the three months ended September 30, 2023, same property consists of properties owned, in service, reported in the same segment and operated by the same operator continuously since July 1, 2022; excludes properties classified as held for sale, closed or out of service, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. As of and for the nine months ended September 30, 2023, same property consists of properties owned, in service, reported in the same segment and operated by the same operator continuously since January 1, 2022; excludes properties classified as held for sale, closed or out of service, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. SHOP SHOP, or Senior Housing Operating Portfolio, consists of senior living communities managed by third party senior living managers that provide short term and long term residential living and in some cases care and other services for residents where DHC pays fees to the managers to operate the communities. Properties in this segment include independent living communities, assisted living communities, active adult rental communities and SNFs. SNF SNF is a skilled nursing facility. Square feet Square feet measurements are subject to modest changes when space is periodically remeasured or reconfigured for new tenants. Square feet for prior periods exclude space remeasurements made subsequent to those periods. Excludes data from medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Total gross assets Total gross assets is total assets plus accumulated depreciation. Total unencumbered assets Total unencumbered assets is the original cost of real estate assets not encumbered by mortgage debt calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. Triple net leased senior living communities Triple net leased senior living communities include independent and assisted living communities and SNFs. Unit count Unit count is by the type of living units at DHC's senior living communities within its SHOP segment. Weighted average lease term Weighted average lease term is weighted based on annualized rental income pursuant to existing leases as of September 30, 2023. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Calculation and Reconciliation of NOI and Cash Basis NOI

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Calculation of NOI and Cash Basis NOI:							
Revenues:							
Rental income	$ 63,390	$ 61,373	$ 66,438	$ 68,973	$ 63,960	$ 191,201	$ 191,767
Residents fees and services	293,134	284,846	279,592	267,912	258,960	857,572	754,914
Total revenues	356,524	346,219	346,030	336,885	322,920	1,048,773	946,681
Property operating expenses	(298,432)	(286,228)	(286,080)	(285,166)	(289,096)	(870,740)	(823,904)
NOI	58,092	59,991	59,950	51,719	33,824	178,033	122,777
Non-cash straight line rent adjustments included in rental income	(676)	4,457	(2,448)	(1,723)	(2,738)	1,333	(7,193)
Lease value amortization included in rental income	22	25	(311)	41	42	(264)	204
Non-cash amortization included in property operating expenses	(199)	(199)	(199)	(200)	(199)	(597)	(597)
Cash Basis NOI	$ 57,239	$ 64,274	$ 56,992	$ 49,837	$ 30,929	$ 178,505	$ 115,191
Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:							
Net (loss) income	$ (65,779)	$ (72,571)	$ (52,658)	$ (65,322)	$ (81,492)	$ (191,008)	$ 49,548
Equity in net losses (earnings) of investees	145	(2,929)	647	2,630	(2,127)	(2,137)	(8,685)
Income tax expense (benefit)	189	221	(31)	(135)	13	379	845
Loss on modification or early extinguishment of debt	—	—	1,075	—	—	1,075	30,043
Interest expense	47,758	47,384	47,780	49,341	46,936	142,922	160,042
Interest and other income	(3,243)	(5,134)	(4,195)	(9,169)	(4,099)	(12,572)	(6,760)
Gains and losses on equity investments, net	—	—	(8,126)	4,276	2,674	(8,126)	21,384
(Gain) loss on sale of properties	—	—	(1,233)	202	5,044	(1,233)	(322,064)
Impairment of assets	1,156	11,299	5,925	—	—	18,380	—
Acquisition and certain other transaction related costs	3,676	6,043	93	779	289	9,812	1,826
General and administrative	6,954	7,284	5,873	5,764	6,179	20,111	20,671
Depreciation and amortization	67,236	68,394	64,800	63,353	60,407	200,430	175,927
NOI	58,092	59,991	59,950	51,719	33,824	178,033	122,777
Non-cash straight line rent adjustments included in rental income	(676)	4,457	(2,448)	(1,723)	(2,738)	1,333	(7,193)
Lease value amortization included in rental income	22	25	(311)	41	42	(264)	204
Non-cash amortization included in property operating expenses	(199)	(199)	(199)	(200)	(199)	(597)	(597)
Cash Basis NOI	$ 57,239	$ 64,274	$ 56,992	$ 49,837	$ 30,929	$ 178,505	$ 115,191

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Q3 2023 37

Q3 2023 38 For the Three Months Ended 9/30/2023 9/30/2022 $ Change % Change 6/30/2023 $ Change % Change NOI: Life Science $ 9,846 $ 10,115 $ (269) (2.7) % $ 8,442 $ 1,404 16.6 % Medical Office 19,428 20,960 (1,532) (7.3) % 20,988 (1,560) (7.4) % Total Office Portfolio 29,274 31,075 (1,801) (5.8) % 29,430 (156) (0.5) % SHOP 20,689 (5,762) 26,451 459.1% 22,887 (2,198) (9.6) % Non-Segment 8,129 8,511 (382) (4.5) % 7,674 455 5.9 % Total $ 58,092 $ 33,824 $ 24,268 71.7% $ 59,991 $ (1,899) (3.2) % Cash Basis NOI: Life Science $ 9,498 $ 8,015 $ 1,483 18.5% $ 13,142 $ (3,644) (27.7) % Medical Office 19,442 20,347 (905) (4.4) % 20,858 (1,416) (6.8) % Total Office Portfolio 28,940 28,362 578 2.0% 34,000 (5,060) (14.9) % SHOP 20,689 (5,762) 26,451 459.1% 22,887 (2,198) (9.6) % Non-Segment 7,610 8,329 (719) (8.6) % 7,387 223 3.0 % Total $ 57,239 $ 30,929 $ 26,310 85.1% $ 64,274 $ (7,035) (10.9) % NOI and Cash Basis NOI (dollars in thousands) RETURN TO TABLE OF CONTENTS

Q3 2023 39 Same Property NOI and Cash Basis NOI (dollars in thousands) RETURN TO TABLE OF CONTENTS For the Three Months Ended 9/30/2023 9/30/2022 $ Change % Change 6/30/2023 $ Change % Change NOI: Life Science $ 7,118 $ 7,092 $ 26 0.4% $ 7,758 $ (640) (8.2) % Medical Office 20,402 21,947 (1,545) (7.0) % 21,849 (1,447) (6.6) % Total Office Portfolio 27,520 29,039 (1,519) (5.2) % 29,607 (2,087) (7.0) % SHOP 20,976 (1,796) 22,772 1,267.9% 22,961 (1,985) (8.6) % Non-Segment 8,129 7,785 344 4.4% 7,674 455 5.9 % Total $ 56,625 $ 35,028 $ 21,597 61.7% $ 60,242 $ (3,617) (6.0) % Cash Basis NOI: Life Science $ 7,202 $ 7,131 $ 71 1.0% $ 7,818 $ (616) (7.9) % Medical Office 20,417 21,242 (825) (3.9) % 21,676 (1,259) (5.8) % Total Office Portfolio 27,619 28,373 (754) (2.7) % 29,494 (1,875) (6.4) % SHOP 20,976 (1,796) 22,772 1,267.9% 22,961 (1,985) (8.6) % Non-Segment 7,610 7,578 32 0.4% 7,387 223 3.0 % Total $ 56,205 $ 34,155 $ 22,050 64.6% $ 59,842 $ (3,637) (6.1) %

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

Office Portfolio

	For the Three Months Ended				
Calculation of NOI and Cash Basis NOI:	**9/30/2023**	**6/30/2023**	**3/31/2023**	**12/31/2022**	**9/30/2022**
Rental income	$ 55,058	$ 53,368	$ 57,022	$ 59,529	$ 55,254
Property operating expenses	(25,784)	(23,938)	(23,515)	(24,647)	(24,179)
NOI	$ 29,274	$ 29,430	$ 33,507	$ 34,882	$ 31,075
NOI	$ 29,274	$ 29,430	$ 33,507	$ 34,882	$ 31,075
Non-cash straight line rent adjustments included in rental income	(156)	4,741	(2,302)	(2,891)	(2,573)
Lease value amortization included in rental income	21	28	58	58	59
Non-cash amortization included in property operating expenses	(199)	(199)	(199)	(200)	(199)
Cash Basis NOI	$ 28,940	$ 34,000	$ 31,064	$ 31,849	$ 28,362
Reconciliation of NOI to Same Property NOI:					
NOI	$ 29,274	$ 29,430	$ 33,507	$ 34,882	$ 31,075
NOI of properties not included in same property results	(1,754)	177	(3,952)	(6,722)	(2,036)
Same Property NOI	$ 27,520	$ 29,607	$ 29,555	$ 28,160	$ 29,039
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:					
Same Property NOI	$ 27,520	$ 29,607	$ 29,555	$ 28,160	$ 29,039
Non-cash straight line rent adjustments included in rental income	248	28	(13)	(698)	(519)
Lease value amortization included in rental income	21	28	58	58	59
Non-cash amortization included in property operating expenses	(170)	(169)	(169)	(169)	(206)
Same Property Cash Basis NOI	$ 27,619	$ 29,494	$ 29,431	$ 27,351	$ 28,373

RETURN TO TABLE OF CONTENTS

Q3 2023 40

Q3 2023 41 Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (continued) RETURN TO TABLE OF CONTENTS (dollars in thousands) SHOP For the Three Months Ended Calculation of NOI and Cash Basis NOI: 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 Residents fees and services $ 293,134 $ 284,846 $ 279,592 $ 267,912 $ 258,960 Property operating expenses (272,445) (261,959) (262,329) (260,043) (264,722) NOI / Cash Basis NOI $ 20,689 $ 22,887 $ 17,263 $ 7,869 $ (5,762) Reconciliation of NOI / Cash Basis NOI to Same Property NOI / Same Property Cash Basis NOI: NOI / Cash Basis NOI $ 20,689 $ 22,887 $ 17,263 $ 7,869 $ (5,762) NOI / Cash Basis NOI of properties not included in same property results 287 74 235 (1,807) 3,966 Same Property NOI / Same Property Cash Basis NOI $ 20,976 $ 22,961 $ 17,498 $ 6,062 $ (1,796)

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (continued)

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

Non-Segment

	For the Three Months Ended				
Calculation of NOI and Cash Basis NOI:	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Rental income	$ 8,332	$ 8,005	$ 9,416	$ 9,444	$ 8,706
Property operating expenses	(203)	(331)	(236)	(476)	(195)
NOI	$ 8,129	$ 7,674	$ 9,180	$ 8,968	$ 8,511
NOI	$ 8,129	$ 7,674	$ 9,180	$ 8,968	$ 8,511
Non-cash straight line rent adjustments included in rental income	(520)	(284)	(146)	1,168	(165)
Lease value amortization included in rental income	1	(3)	(369)	(17)	(17)
Cash Basis NOI	$ 7,610	$ 7,387	$ 8,665	$ 10,119	$ 8,329
Reconciliation of NOI to Same Property NOI:					
NOI	$ 8,129	$ 7,674	$ 9,180	$ 8,968	$ 8,511
NOI of properties not included in same property results	—	—	—	1,007	(726)
Same Property NOI	$ 8,129	$ 7,674	$ 9,180	$ 9,975	$ 7,785
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:					
Same Property NOI	$ 8,129	$ 7,674	$ 9,180	$ 9,975	$ 7,785
Non-cash straight line rent adjustments included in rental income	(520)	(284)	(146)	(162)	(190)
Lease value amortization included in rental income	1	(3)	(369)	(17)	(17)
Same Property Cash Basis NOI	$ 7,610	$ 7,387	$ 8,665	$ 9,796	$ 7,578

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Q3 2023 42

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (continued)

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

Consolidated

	For the Three Months Ended				
Calculation of NOI and Cash Basis NOI:	**9/30/2023**	**6/30/2023**	**3/31/2023**	**12/31/2022**	**9/30/2022**
Rental income / residents fees and services	$ 356,524	$ 346,219	$ 346,030	$ 336,885	$ 322,920
Property operating expenses	(298,432)	(286,228)	(286,080)	(285,166)	(289,096)
NOI	$ 58,092	$ 59,991	$ 59,950	$ 51,719	$ 33,824
NOI	$ 58,092	$ 59,991	$ 59,950	$ 51,719	$ 33,824
Non-cash straight line rent adjustments included in rental income	(676)	4,457	(2,448)	(1,723)	(2,738)
Lease value amortization included in rental income	22	25	(311)	41	42
Non-cash amortization included in property operating expenses	(199)	(199)	(199)	(200)	(199)
Cash Basis NOI	$ 57,239	$ 64,274	$ 56,992	$ 49,837	$ 30,929
Reconciliation of NOI to Same Property NOI:					
NOI	$ 58,092	$ 59,991	$ 59,950	$ 51,719	$ 33,824
NOI of properties not included in same property results	(1,467)	251	(3,717)	(7,522)	1,204
Same Property NOI	$ 56,625	$ 60,242	$ 56,233	$ 44,197	$ 35,028
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:					
Same Property NOI	$ 56,625	$ 60,242	$ 56,233	$ 44,197	$ 35,028
Non-cash straight line rent adjustments included in rental income	(272)	(256)	(159)	(860)	(709)
Lease value amortization included in rental income	22	25	(311)	41	42
Non-cash amortization included in property operating expenses	(170)	(169)	(169)	(169)	(206)
Same Property Cash Basis NOI	$ 56,205	$ 59,842	$ 55,594	$ 43,209	$ 34,155

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Q3 2023 43

Calculation and Reconciliation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Net (loss) income	$ (65,779)	$ (72,571)	$ (52,658)	$ (65,322)	$ (81,492)	$ (191,008)	$ 49,548
Interest expense	47,758	47,384	47,780	49,341	46,936	142,922	160,042
Income tax expense (benefit)	189	221	(31)	(135)	13	379	845
Depreciation and amortization	67,236	68,394	64,800	63,353	60,407	200,430	175,927
EBITDA	49,404	43,428	59,891	47,237	25,864	152,723	386,362
(Gain) loss on sale of properties	—	—	(1,233)	202	5,044	(1,233)	(322,064)
Impairment of assets	1,156	11,299	5,925	—	—	18,380	—
Equity in net losses (earnings) of unconsolidated joint ventures	145	(2,929)	647	2,630	(2,127)	(2,137)	(8,685)
Share of EBITDA*re* from unconsolidated joint ventures	3,762	3,730	3,813	3,797	3,730	11,305	14,671
Adjustments to reflect DHC's share of EBITDA*re* attributable to an equity method investment	—	—	(1,117)	(2,350)	(1,358)	(1,117)	(4,620)
EBITDA*re*	54,467	55,528	67,926	51,516	31,153	177,921	65,664
General and administrative expense paid in common shares	666	565	269	281	472	1,500	1,452
Acquisition and certain other transaction related costs	3,676	6,043	93	779	289	9,812	1,826
Loss on modification or early extinguishment of debt	—	—	1,075	—	—	1,075	30,043
Gains and losses on equity securities, net	—	—	(8,126)	4,276	2,674	(8,126)	21,384
Adjustments to reflect DHC's share of Adjusted EBITDA*re* attributable to an equity method investment	—	—	1,455	2,861	1,194	1,455	2,285
Adjusted EBITDA*re*	$ 58,809	$ 62,136	$ 62,692	$ 59,713	$ 35,782	$ 183,637	$ 122,654

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Q3 2023 44

Calculation and Reconciliation of FFO and Normalized FFO

DIVERSIFIED HEALTHCARE TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Net (loss) income	$ (65,779)	$ (72,571)	$ (52,658)	$ (65,322)	$ (81,492)	$ (191,008)	$ 49,548
Depreciation and amortization	67,236	68,394	64,800	63,353	60,407	200,430	175,927
(Gain) loss on sale of properties	—	—	(1,233)	202	5,044	(1,233)	(322,064)
Impairment of assets	1,156	11,299	5,925	—	—	18,380	—
Gains and losses on equity securities, net	—	—	(8,126)	4,276	2,674	(8,126)	21,384
Equity in net losses (earnings) of unconsolidated joint ventures	145	(2,929)	647	2,630	(2,127)	(2,137)	(8,685)
Share of FFO from unconsolidated joint ventures	1,912	1,897	1,999	2,002	2,137	5,808	9,516
Adjustments to reflect DHC's share of FFO attributable to an equity method investment	—	—	(1,586)	(2,678)	(1,639)	(1,586)	(5,037)
FFO	4,670	6,090	9,768	4,463	(14,996)	20,528	(79,411)
Acquisition and certain other transaction related costs	3,676	6,043	93	779	289	9,812	1,826
Loss on modification or early extinguishment of debt	—	—	1,075	—	—	1,075	30,043
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment	—	—	1,576	2,896	540	1,576	1,079
Normalized FFO	$ 8,346	$ 12,133	$ 12,512	$ 8,138	$ (14,167)	$ 32,991	$ (46,463)
Weighted average common shares outstanding (basic and diluted)	238,892	238,682	238,589	238,562	238,344	238,722	238,231
Per Common Share Data (basic and diluted):							
Net (loss) income	$ (0.28)	$ (0.30)	$ (0.22)	$ (0.27)	$ (0.34)	$ (0.80)	$ 0.21
FFO	$ 0.02	$ 0.03	$ 0.04	$ 0.02	$ (0.06)	$ 0.09	$ (0.33)
Normalized FFO	$ 0.03	$ 0.05	$ 0.05	$ 0.03	$ (0.06)	$ 0.14	$ (0.20)

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Q3 2023 45

Q3 2023 46 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward- looking statements include, among others, statements about: the recovery of DHC's SHOP segment; the leasing demand for DHC's Office Portfolio; DHC's ability to continue as a going concern; DHC's actions to address its near term capital needs and possible financing options; DHC's ability to continue to fund capital expenditures in accordance with its business plan; DHC's redevelopment and construction activities and plans; DHC's ability to extend or amend its credit facility; and DHC's pending or potential property dispositions. Forward-looking statements reflect DHC's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause DHC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause DHC's actual results, performance or achievements to differ materially from those expressed or implied by forward- looking statements include, but are not limited to, the following: DHC's ability to successfully take actions to address the current substantial doubt as to its ability to continue as a going concern; the impact of increasing or sustained high interest rates, limited labor availability, wage and commodity price inflation, increased insurance costs, disruption and volatility in the public equity and debt markets, conditions in the real estate industry generally and in the sectors DHC operates, global geopolitical hostilities and tensions and economic downturns or recession on DHC and its managers and other operators and tenants; DHC's senior living operators' abilities to successfully and profitably operate the communities they manage for DHC; the continuing impact of changed market practices that arose or intensified during the COVID-19 pandemic on DHC and its managers and other operators and tenants, such as reduced demand for leased office space and residencies at senior living communities, increased operating costs and labor availability constraints; DHC's ability to comply with the financial covenants under its debt agreements; the financial strength of DHC's managers and other operators and tenants; whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services; whether tenants will renew or extend their leases or whether DHC will obtain replacement tenants on terms as favorable to DHC as its prior leases; the likelihood that DHC's tenants and residents will pay rent or be negatively impacted by cyclical economic conditions; DHC's ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; DHC's ability to increase or maintain occupancy at its properties on terms desirable to DHC; DHC's managers' abilities to increase or maintain rates charged to residents of DHC's senior living communities and manage operating costs for those communities; DHC's ability to increase rents when its leases expire or renew; risk and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of inflation, cost overruns, labor shortages, construction delays or inability to obtain necessary permits; DHC's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants and residents; costs DHC incurs and concessions it grants to lease properties; DHC's ability to sell properties at prices it targets; DHC's ability to effectively raise and balance its use of debt and equity capital; DHC's ability to make required payments on its debt; DHC's ability to maintain sufficient liquidity and otherwise manage leverage; DHC's credit ratings; DHC's ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional real estate joint ventures or to attract co-venturers and benefit from DHC's existing joint ventures or any real estate joint ventures it may enter into; DHC's ability to acquire properties that realize its targeted returns; the ability of RMR to successfully manage DHC; competition in the real estate industry, particularly in those markets in which DHC’s properties are located; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; exposure to litigation and regulatory and government proceedings due to the nature of the senior living and other health and wellness related service businesses; actual and potential conflicts of interest with DHC's related parties, including DHC’s Managing Trustees, RMR, ABP Trust, AlerisLife and others affiliated with them; limitations imposed by and DHC’s ability to satisfy complex rules to maintain DHC’s qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks or continuation of pandemics, including the COVID-19 pandemic, or other public health safety events or conditions, war or other hostilities, material or prolonged disruption to supply chains, climate change or other manmade or natural disasters beyond DHC’s control; DHC’s ability to comply with Nasdaq listing standards and maintain the listing of its common shares on Nasdaq; and other matters. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS

Q3 2023 47 These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in DHC's periodic filings. The information contained in DHC's filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon DHC's forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements (continued) RETURN TO TABLE OF CONTENTS